As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRANITE REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

GRANITE REIT INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

(Address, including zip code, of Registrant’s principal executive offices)

Granite Real Estate Executive Deferred Stapled Unit Plan

Granite REIT Inc. Non-Employee Directors’ Deferred Share Unit Plan

(Full titles of the plans)

CT Corporation System

28 Liberty St., New York, New York 10005

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

COPIES TO:

Lawrence Clarfield Granite Real Estate Investment Trust Granite REIT Inc. 77 King Street West, Suite 4010, P.O. Box 159 Toronto-Dominion Centre Toronto, Ontario M5K 1H1 Canada (647) 925-7536	Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Granite Real Estate Executive Deferred Stapled Unit Plan and the Granite REIT Inc. Non-Employee Directors’ Deferred Share Unit Plan, respectively, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission, but each such document constitutes, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

This Registration Statement is filed by Granite Real Estate Investment Trust (“Granite REIT”) and Granite REIT Inc. (“Granite GP”, together with Granite REIT, the “Registrants” and each a “Registrant”).

The Registrants will furnish without charge to each person to whom a prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in each Section 10(a) prospectus. The Registrants will also furnish without charge to any person to whom a prospectus is delivered, upon written or oral request, all other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests should be directed to the Registrants at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario M5K 1H1, Canada, Attention: Associate Director, Legal & Investor Services, telephone (647) 925-7500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with or furnished to the Commission are incorporated herein by reference:

1.	The Registrants’ Annual Report on Form 40-F, filed with the Commission on March 8, 2023;

2.	All other reports filed by the Registrants pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since December 31, 2022; and

3.

The description of the Stapled Units, each consisting of one unit of Granite REIT and one common share of Granite GP, contained under the section captioned “Description of the Stapled Units” in the Registrants’ registration statement on Form 40-F filed with the Commission on December 21, 2012.

All documents subsequently filed by the Registrants pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Also, the Registrants may incorporate by reference future reports on Form 6-K by stating in those Form 6-K’s that they are being incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Granite Real Estate Investment Trust

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated June 9, 2022 (the “Declaration of Trust”).

Section 14.01 of the Declaration of Trust provides that the trustees of Granite REIT (the “Trustees”) shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against Losses (as defined below) which a Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with any Claim (as defined below) for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other Losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless:

•	at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the-then governing declaration of trust;

•

in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and its unitholders;

•

in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful.

Pursuant to Section 14.01 of the Declaration of Trust, Granite REIT shall, at the request of a Trustee, advance funds to the Trustee to cover Losses from and against which the Trustee is indemnified thereunder (the “Advanced Funds”), provided the Trustee shall repay the Advanced Funds on demand if it shall be subsequently and finally determined that the Trustee was not entitled to indemnification thereunder. The Trustees may purchase out of the property of Granite REIT and maintain insurance for the benefit of the Trustees against any liability that may be incurred by reason of the Trustee being a trustee of Granite REIT.

Under Section 1.01 of the Declaration of Trust, “Claim” includes any demand, suit, action, application, litigation, claim, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or proceeding of any nature or kind whatsoever, whether civil, criminal, administrative, investigative, arbitral or otherwise, in which a person is involved as a result of the person serving or having served as a Trustee or officer of Granite REIT, or in a capacity similar thereto or because of that association. Pursuant to Section 14.01, for greater certainty, a Claim subject to indemnification under the Declaration of Trust shall include any taxes, including any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof, to which the indemnified party may be subject of which the Trustee may suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Trustee by Granite REIT pursuant to Section 14.01 of the Declaration of Trust, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, if such payment is deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy.

Under Section 1.01 of the Declaration of Trust, “Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgement, fines, penalties or liabilities, whether domestic or foreign, without limitation and including any interest thereon, and including any arising by operation of statute (including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any governmental authority), and whether incurred alone or jointly with others, including any amounts which the Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under the Declaration of Trust, including all costs, charges and expenses incidental thereto, including for travel, lodging and accommodation.

Section 14.03 of the Declaration of Trust provides that the foregoing indemnification provisions shall also apply to an individual who:

•	is or was an officer of Granite REIT,

•	was a Trustee,

•	is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or Granite GP,

•	at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person, and

•	the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee.

The foregoing summary is subject to the complete text of the Declaration of Trust and such summary is qualified in its entirely by reference thereto.

Granite REIT Inc.

Granite GP is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of Granite GP,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of Granite GP, or (ii) at the request of Granite GP, or

•	at the request of Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and, except in the definition of “eligible proceeding” and except in Sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively with that individual, an “eligible party”), may be indemnified by Granite GP against all eligible penalties (as defined below) to which the eligible party is or may be liable. Section 160(b) of the Act permits Granite GP to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined below) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined below) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, Granite GP may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided Granite GP must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163(1) of the Act, Granite GP must not indemnify an eligible party under Section 160(a) of the Act or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, Granite GP was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, Granite GP is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of Granite GP or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of Granite GP or by or on behalf of an associated corporation, Granite GP must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Section 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5 – Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of Granite GP or an eligible party, do one or more of the following:

•	order Granite GP to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order Granite GP to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by Granite GP;

•	order Granite GP to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, Granite GP may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 20.2 of the articles of Granite GP (the “Articles”), subject to the Act, Granite GP must indemnify a director or former director of Granite GP and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with Granite GP on the terms of the indemnity contained in Article 20.2 of the Articles.

Subject to any restrictions in the Act, Granite GP may indemnify any person.

The failure of a director or officer of Granite GP to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under Part 20 of the Articles.

For the purposes of the Articles:

•	an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of Granite GP (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of Granite GP, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

•	“expenses” has the meaning set out in the Act.

Under the Articles, Granite GP may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, officer, employee or agent of Granite GP;

•	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of Granite GP;

•	at the request of Granite GP, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•	at the request of Granite GP, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

The foregoing summary is subject to the complete text of the Act and the Articles and such summary is qualified in its entirety by reference thereto.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

The exhibits listed under the caption “Exhibits Index” of this Registration Statement are incorporated by reference herein.

Item 9.	Undertakings

Each Registrant hereby undertakes:

(a)(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b)

Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

4.1	Declaration of Trust of Granite Real Estate Investment Trust

4.2	Certificate and Notice of Articles of Granite REIT Inc.

4.3	Articles of Granite REIT Inc.

4.4	Granite Real Estate Executive Deferred Stapled Unit Plan

4.5	Granite REIT Inc. Non-Employee Directors’ Deferred Share Unit Plan

5.1	Opinion of Blake, Cassels & Graydon LLP as to legality of the Stapled Units.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of Deloitte LLP.

24.1	Powers of Attorney (included on signature pages of this Part II).

107	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 9th day of November, 2023.

GRANITE REAL ESTATE INVESTMENT TRUST

By:	/s/ Teresa Neto
Name:	Teresa Neto
Title:	Chief Financial Officer

[Signature Page to Form S-8]

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 9, 2023.

Signature	Title

/s/ Kevan Gorrie Kevan Gorrie	President, Chief Executive Officer and Trustee (Principal Executive Officer)

/s/ Teresa Neto Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Kelly Marshall Kelly Marshall	Chairman and Trustee

/s/ Peter Aghar Peter Aghar	Trustee

/s/ Remco Daal Remco Daal	Trustee

/s/ Fern Grodner Fern Grodner	Trustee

/s/ Al Mawani Al Mawani	Trustee

/s/ Gerald Miller Gerald Miller	Trustee

[Signature Page to Form S-8]

/s/ Sheila A. Murray Sheila A. Murray	Trustee

/s/ Emily Pang Emily Pang	Trustee

/s/ Jennifer Warren Jennifer Warren	Trustee

[Signature Page to Form S-8]

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Granite Real Estate Investment Trust in the United States, on the 9th day of November, 2023.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
Name:	Kevan Gorrie
Title:	President

[Signature Page to Form S-8]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on the 9th day of November, 2023.

GRANITE REIT INC.

By:	/s/ Teresa Neto
Name:	Teresa Neto
Title:	Chief Financial Officer

[Signature Page to Form S-8]

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 9, 2023.

Signature	Title

/s/ Kevan Gorrie Kevan Gorrie	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Teresa Neto Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Kelly Marshall Kelly Marshall	Chairman and Director

/s/ Peter Aghar Peter Aghar	Director

/s/ Remco Daal Remco Daal	Director

/s/ Fern Grodner Fern Grodner	Director

/s/ Al Mawani Al Mawani	Director

/s/ Gerald Miller Gerald Miller	Director

[Signature Page to Form S-8]

/s/ Sheila A. Murraya Sheila A. Murray	Director

/s/ Emily Pang Emily Pang	Director

/s/ Jennifer Warren Jennifer Warren	Director

[Signature Page to Form S-8]

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Granite REIT Inc. in the United States, on the 9th day of November, 2023.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
Name:	Kevan Gorrie
Title:	President

[Signature Page to Form S-8]